Exhibit 1.1
AMERISAFE, INC.

Shares of Common Stock
UNDERWRITING AGREEMENT
                    , 2006
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, LLC
SUNTRUST CAPITAL MARKETS, INC.
COCHRAN CARONIA WALLER SECURITIES LLC
  as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209
Dear Sirs:
     AMERISAFE, Inc., a Texas corporation (the “Company”), and the shareholders of the Company listed on Schedule I hereto (the “Selling Shareholders”), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc., William Blair & Company, LLC, SunTrust Capital Markets, Inc. and Cochran Caronia Waller Securities LLC are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Selling Shareholders of ________ shares (the “Initial Shares”) of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) in the respective numbers of shares of Common Stock set forth opposite the name of each Selling Shareholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth opposite the name of each Underwriter in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of ________ additional shares of Common Stock to cover over-allotments, if any, from each of the Selling Shareholders (the “Option Selling Shareholders”), in the respective numbers of shares of Common Stock set forth opposite the name of each such Option Selling Shareholder in Schedule I hereto (the “Option Shares”), to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the name of each Underwriter in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares hereof are hereinafter called, collectively, the “Shares.”
     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement (the “Agreement”) has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-1 (No. 333-137583) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus dated ___, 2006 relating to the Shares, as filed with the Commission and as amended and supplemented prior to the date of the Prospectus, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.
     The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.
     The term “Disclosure Package” means the following information, taken as a whole, relating to the public offering and sale of the Shares: (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto and (iii) the pricing information disclosed on Schedule IV hereto.
     The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.
     Each Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the forms attached hereto as Exhibit A (collectively, the “Custody Documents”), pursuant to which each Selling Shareholder has placed the Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as attorneys-in-fact (the “Attorneys”) with the authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.
     The Company, each of the Selling Shareholders and the Underwriters agree as follows:

1.	Sale and Purchase:
(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $___, each Selling Shareholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Shareholder’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a), each Option Selling Shareholder, acting severally and not jointly, hereby grants an option to the Underwriters, acting severally and not jointly, to purchase all or any part of the Option Shares set forth on Schedule I opposite such Option Selling Shareholder’s name, plus any additional number of Option Shares which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company and the Attorneys setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representatives, but shall not be later than three full business days (or earlier than two full business days, without the consent of the Company and the Attorneys on behalf of the Option Selling Shareholders) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each Option Selling Shareholder, acting severally and not jointly, will sell that proportion of the total number of Option Shares then being purchased which the number of Option Shares set forth in Schedule I opposite the name of such Option Selling Shareholder bears to the total number of Option Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
2.	Payment and Delivery
(a) Initial Shares. Delivery to the Underwriters of the Initial Shares shall be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the account of each Underwriter against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by each of the Selling Shareholders upon at least 48 hours’ prior notice. The time and date of such delivery and payment shall be 9:30 a.m. New York City time, on the third full business day (fourth, if pricing occurs after 4:30 p.m. New York City time) following the date hereof (unless another time and date shall be agreed to by the Representatives, the Company and the Attorneys on behalf of the Selling Shareholders). The time and date at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of both the Initial Shares and the Option Shares is hereinafter sometimes called the “Date of Delivery.” The closing shall take place at the offices of Lord, Bissell & Brook LLP, 111 South Wacker Drive, Chicago, Illinois 60606, or such other place as the Company, the Attorneys on behalf of the Selling Shareholders and the Representatives may agree.
(b) Option Shares. Delivery to the Underwriters of any Option Shares to be purchased by the several Underwriters shall be made in book-entry form through the facilities of DTC for the account of each Underwriter against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by each of the Option Selling Shareholders upon at least 48 hours’ prior notice. The time and Date of Delivery and payment shall be 9:30 a.m., New York City time on the date specified by the Representatives in the notice given by the Representatives to the Company and the Attorneys on behalf of the Option Selling Shareholders of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company, the Attorneys on behalf of the Option Selling Shareholders and the Representatives may agree upon in writing (the “Option Closing Time”).
(c) Manner of Delivery. Unless the Representatives request otherwise, the Initial Shares and the Option Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee. If, at the request of the Representatives, the Initial Shares or the Option Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such denominations as the Representatives shall request upon at least 48 hours prior notice to the Company preceding the Closing Time or the Option Closing Time, as the case may be. Such certificates shall be made available to the Representatives for inspection and packaging not later than at least 24 hours prior to the Closing Time or the Option Closing Time, as the case may be.
3.	Representations and Warranties of the Company:
     The Company represents and warrants to the Underwriters that:
(a) the Company has the authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the Company has the outstanding capitalization as of September 30, 2006 as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company and each subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and except as described on Schedule 3(a), all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such

Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; the description of the Company’s stock incentive plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents, in all material respects, the information required by the Securities Act and the Securities Act Regulations to be shown with respect to such plans, options and rights;
(b) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;
(c) each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which it conducts its respective business or in which it owns or leases real property or otherwise maintains an office except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); each Subsidiary holds such licenses, certificates, permits and other authorizations from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (“Permits”) and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its respective business and as are necessary to the conduct of its business as described in the Prospectus, except where the failure to hold any such Permit or make such filings required under any federal, state or local law, regulation or rule or obtain such authorizations, consents or approvals from other persons would not reasonably be expected to have a Material Adverse Effect; each such Permit is valid and in full force and effect, except where the failure to be valid and in full force and effect would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding or alleging a violation of or default under or revocation of any Permit or a violation of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which, in each case, would reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus and the Disclosure Package, each Insurance Subsidiary (as defined below) has the authority to write or produce workers’ compensation and general liability insurance as authorized by such Permit and no such Permit contains a materially burdensome restriction that is not adequately disclosed in the Prospectus and the Disclosure Package; neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of the Company or any Subsidiary of the Company from making full use of the Permits issued to it;

except as disclosed in the Prospectus and the Disclosure Package or as limited by the Louisiana Business Corporation Law or the Texas Business Corporation Act, none of American Interstate Insurance Company, Silver Oak Casualty, Inc. or American Interstate Insurance Company of Texas (collectively, the “Insurance Subsidiaries”) are prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other class of equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association other than as part of its investment portfolio;
(d) the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(e) except as disclosed in the Prospectus and the Disclosure Package, neither the Company nor any of the Insurance Subsidiaries have made any material change in their insurance reserving practices since December 31, 2005;
(f) all reinsurance treaties and arrangements to which the Company or any Subsidiary is a party are in full force and effect and neither the Company nor any Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure of such reinsurance treaties and arrangements to be in full force and effect or where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus and the Disclosure Package, neither the Company nor any Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the knowledge of the Company and the Subsidiaries, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the financial statements of the Company included in the Prospectus and the Disclosure Package, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(g) the statutory financial statements of the Insurance Subsidiaries have been prepared for each of the periods covered in the Prospectus in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and by the respective jurisdiction of domicile of each of the Insurance Subsidiaries, and such statutory accounting practices have been applied on a consistent basis through the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operation of the Insurance Subsidiaries for the period covered thereby;

(h) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;
(i) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under): (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary; except in the case of clauses (A)(ii) and (iii) and (B) for such breaches, defaults, liens, charges, claims or encumbrances that would not reasonably be expected to have a Material Adverse Effect;
(j) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
(k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, the Texas Insurance Code and the Louisiana Insurance Code, (B) such filings to be made with the NASDAQ Stock Market LLC, (C) any necessary qualifications under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (D) as may be required under the bylaws, rules or regulations of the National Association of Securities Dealers, Inc.;
(l) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission;

(m) the Preliminary Prospectus, as of the time it was filed, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement, as of each effective date and as of the Closing Time and each Option Closing Time (if any), complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Prospectus, and any further amendments or supplements to the Registration Statement or the Prospectus, will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus did not, as of the time it was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the second to last sentence of the first paragraph of Section 11(c) hereof) or concerning the Selling Shareholders and furnished by or on behalf of the Selling Shareholders (that information being limited to that described in the second to last sentence of the first paragraph of Section 11(b) hereof);
(n) as of ___:00 [am] [pm] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package, did not, and at the Closing Time and each Option Closing Time, the Disclosure Package, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the second to last sentence of the first paragraph of Section 11(c) hereof) or concerning the Selling Shareholders and furnished by or on behalf of the Selling Shareholders (that information being limited to that described in the second to last sentence of the first paragraph of Section 11(b) hereof);
(o) each Issuer Free Writing Prospectus identified on Schedule III hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document filed as an exhibit to the Registration Statement;

(p) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
(q) except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;
(r) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with this offering will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations;
(s) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
(t) the consolidated financial statements of the Company, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and, except as described in the footnotes thereto, on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Prospectus Summary — Recent Operating Results”, “Prospectus Summary — Summary Financial Information” and “Selected Financial Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement; no pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package;
(u) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration

Statement, the Prospectus and the Disclosure Package is, and was, during the periods covered by its reports, an independent public accountant as required by the Securities Act and the Securities Act Regulations and registered with the Public Company Accounting Oversight Board and its appointment has been ratified by the Audit Committee of the Company’s Board of Directors;
(v) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to have a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
(w) the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;
(x) except as described in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(y) the Shares have been duly authorized and, when the Shares are duly delivered, and in the case of the Initial Shares to be issued upon conversion of the Company’s Series C Convertible Deferred Pay Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”), are issued and duly delivered, against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim;
(z) the Company is in compliance in all material respects with all applicable listing standards of the Nasdaq Global Select Market;
(aa) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(bb) neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-Laws and the applicable rules of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;

(cc) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
(dd) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;
(ee) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq Global Select Market;
(ff) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, owned by them and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;
(gg) the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described by the Securities Act or by the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or required to be filed as exhibits to the Registration Statement by the Securities Act or the Securities Act Regulations which are not described or filed; all agreements between the Company or one or more of its Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package have been duly authorized, executed and delivered by the Company or one or more of its Subsidiaries and are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, except where the failure of any such agreement to be duly authorized, executed and delivered or enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not reasonably be expected to have a Material Adverse Effect;
(hh) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses,

trade secrets, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;
(ii) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company maintains a system of information disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in its periodic filings with the Commission will be recorded, processed, summarized and reported within the time periods specified by the Commission;
(jj) except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, each of which has been true and correct in all material respects, and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does the Company know of any tax deficiency which is likely to be asserted against any such entity; all material tax liabilities are adequately provided for on the respective books of such entities;
(kk) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, it being understood that no representation or warranty is made in this subsection (kk) as to the reinsurance obtained by the Company or the Subsidiaries;
(ll) neither the Company nor any of the Subsidiaries is in violation of or has received notice of any violation with respect to any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(mm) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, the violation of any of which would reasonably be expected to have a Material Adverse Effect;
(nn) neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of applicable law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) except as would not reasonably be expected to have a Material Adverse Effect, engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; or (iv) received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in both the Prospectus and the Disclosure Package;
(oo) except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;
(pp) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity;
(qq) the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares by the Selling Shareholders other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;
(rr) except as otherwise contemplated by this Agreement, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
(ss) no relationship, direct or indirect, exists and no transaction has occurred between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus and the Disclosure Package and which is not so described;
(tt) neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(uu) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(vv) the Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof;
(ww) by letter dated August 21, 2006, the Company received a request from Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, LP (collectively, “Welsh Carson”) pursuant to that certain Amended and Restated Registration Rights Agreement dated March 18, 1998 (the “Registration Rights Agreement”) to register with the Commission 7,697,495 shares of Common Stock held by Welsh Carson for the purpose of effecting an underwritten public offering; and
(xx) by letters dated August 24, 2006, the Company caused each recordholder of its Common Stock, Series C Preferred Stock and Series D Non-Voting Convertible Deferred Pay Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”) with registration rights under Section 4 of the Registration Rights Agreement to be notified of such holder’s right to include its shares of Common Stock (including shares of Common Stock issuable upon conversion of Series C Preferred Stock or Convertible Non-Voting Common Stock, par value $0.01 per share, issuable upon conversion of Series D Preferred Stock) in the proposed offering.
4.	Representations and Warranties of the Selling Shareholders
     Each Selling Shareholder severally, and not jointly, represents and warrants to the Underwriters that:
     (a) such Selling Shareholder has full power and authority to enter into this Agreement and the Custody Documents to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of the Custody Documents, and for the execution of this Agreement on behalf of such Selling Shareholder, have been obtained. Each of the Custody Documents and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (b) such Selling Shareholder now has, and at the Closing Time or the applicable Date of Delivery of the Initial Shares and/or the Option Shares, as the case may be, will have, (i) beneficial ownership of the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Documents), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder pursuant to the offering contemplated by this Agreement and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver record and beneficial ownership thereto, free and clear of any pledge, lien, encumbrance, security interest or other claim;
     (c) at the Closing Time and the applicable Date of Delivery of the Initial Shares and/or the Option Shares, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with;
     (d) the performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the constituent documents, if any, of the Selling Shareholder, or (ii) any provision of any material license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Shareholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Shareholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Selling Shareholder;
     (e) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Selling Shareholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares to be sold by such Selling Shareholder, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such filings to be made with the NASDAQ Stock Market LLC and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;
     (f) such Selling Shareholder is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement, the Prospectus or the Disclosure Package;
     (g) all material information with respect to such Selling Shareholder contained in each of the Registration Statement, the Prospectus and the Disclosure Package (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) (i) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations, and (ii) contains and will contain all statements of material fact with respect to such Selling Shareholder required to be stated therein in accordance with the Securities Act and the Securities Act Regulations; the Registration Statement (as amended) does not and will not contain an untrue statement of a material fact with respect to such Selling Shareholder or omit to state a material fact with respect to such Selling Shareholder required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus and the Disclosure Package, as amended and supplemented, does not and will not contain an untrue statement of a material fact with respect to such Selling Shareholder or omit to state a material fact with respect to such Selling Shareholder required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (that information being limited to the information with respect to such Selling Shareholders described in the second to last sentence of the first paragraph of Section 11(b) hereof);
     (h) other than as permitted by the Securities Act and the Securities Act Regulations, such Selling Shareholder has not distributed and will not distribute any Free Writing Prospectus, Preliminary Prospectus, Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representatives have consented in advance; such Selling Shareholder has not, directly or indirectly, taken any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (i) certificates in negotiable form for the Shares (or, if applicable, certificates in negotiable form for shares of Series C Preferred Stock convertible into Shares) to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of the Shares under this Agreement and under the Custody Documents which appoints American Stock Transfer and Trust Company, as custodian (in such capacity, the “Custodian”), for such Selling Shareholder; such Selling Shareholder agrees that the Shares (or, if applicable, Shares issuable upon conversion of Series C Preferred Stock) represented by the certificates held in custody under the Custody Documents are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Shareholder and the Company; that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Attorneys by such Selling Shareholder are irrevocable; and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event; if any Selling Shareholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody Documents shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof;

     (j) such Selling Shareholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares to be sold by it;
     (k) such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in both the Prospectus and the Disclosure Package under “Shares Eligible for Future Sale”;
     (l) such Selling Shareholder does not have, or has waived prior to the date hereof, any co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and
     (m) except as disclosed in the Custody Documents, such Selling Shareholder is not a member of or an affiliate of or associated with any member of the NASD (within the meaning of Article 1 of the By-Laws and the applicable rules of the NASD).
5.	Certain Covenants by the Company:
     The Company hereby agrees with each Underwriter:
(a) to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as reasonably requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);
(b) to advise the Representatives promptly, and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement becomes effective under the Securities Act Regulations; if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;
(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day or time as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the versions created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424 of the Securities Act Regulations;
(d) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;
(e) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
(f) to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object;
(g) to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the Nasdaq Stock Market LLC or any other securities exchange and (iii) subject to compliance with applicable law, such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries; provided, however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or other publicly available electronic means;

(h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend the Registration Statement or to supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus or the Disclosure Package so that the Registration Statement as so amended will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus or the Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, not misleading or, in the case of any Issuer Free Writing Prospectus, not conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;
(i) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company after consultation with the Representatives, be required by the Securities Act or requested by the Commission;
(j) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent (which will not be unreasonably withheld or delayed) of the Representatives to the filing;
(k) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;
(l) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;
(m) to use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market and to file with the Nasdaq Stock Market LLC all documents and notices required thereby of companies that have securities that are listed on the Nasdaq Global Select Market;
(n) maintain, at its expense, a registrar and transfer agent for the Shares;
(o) during the period commencing on the date hereof and ending on the 90-day anniversary of the date of the Prospectus, (1) not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company shall be permitted to grant options to purchase Common Stock or issue shares of stock or other equity-based awards pursuant to the Company’s equity incentive plans described in the Registration Statement;
(p) not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;
(q) to cause each officer and director of the Company to furnish to the Representatives, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit B hereto; provided, however, that the letter to be furnished by Arthur L. Hunt, Executive Vice President of the Company, shall terminate on the date of his retirement from the Company;
(r) during the 30-day period after the Registration Statement becomes effective, the Company will provide the Representatives the opportunity to review any press release or other public statement within a reasonable time prior to its release;

(s) that the provisions of the letter agreement dated September 18, 2006 between the Company and the Representatives shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;
(t) that the Company shall comply with all of the provisions of any undertakings in the Registration Statement; and
(u) that the conversion of the shares of Series C Preferred Stock into shares of Common Stock as contemplated by the Custody Documents will be completed in accordance with the Company’s Amended and Restated Articles of Incorporation.
6.	Certain Covenants by each Selling Shareholder:
     Each Selling Shareholder hereby agrees with each Underwriter:
     (a) to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person, within the meaning of the Code or Form W-9 (if the Selling Shareholder is a United States person, within the meaning of the Code);
     (b) to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit B hereto;
     (c) if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus and the Disclosure Package has been completed, as determined by the Representatives, such Selling Shareholder becomes aware that any information that such Selling Shareholder has provided to the Company or the Underwriters becomes incorrect, such Selling Shareholder will promptly notify the Company and the Representatives so that the Company may, if necessary, prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) that will correct such information;
     (d) to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement; and
     (e) to not prepare or have prepared on its behalf or use or refer to any Free Writing Prospectus and to not distribute any written materials in connection with the offer or sale of the Shares.
7.	Payment of Expenses:
(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing with the Commission of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the copying of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state and foreign laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under such laws as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or foreign securities law surveys or legal investment surveys to the Underwriters and to dealers), (v) filing fees for review of the public offering of the Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq Global Select Market, (viii) all road show costs (regardless of the form in which the road show is conducted) and expenses of the Company and FBR personnel, including, but not limited to, commercial or charter air travel, and local hotel accommodations and transportation, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and its legal counsel; (x) costs of background investigations for directors and executive officers of the Company elected or appointed, as the case may be, after November 23, 2005; (xi) fees and expenses of the Custodian; (xii) fees and expenses of counsel for the Company, one counsel for the Selling Shareholders and the independent public accountants for the Company; and (xiii) in addition to the foregoing, upon request by FBR, FBR’s reasonable out-of-pocket expenses incurred in connection with the offering of Shares pursuant to this Agreement, whether or not such offering is consummated, including the reasonable expenses of an independent actuary firm selected by FBR but excluding any fees and disbursements of FBR’s legal counsel; provided, however that (A) the legal fees, expenses and other disbursements of counsel for the Underwriters referred to under Section 7(a)(iv) shall not in the aggregate exceed $20,000, (B) the out-of-pocket expenses referred to under Section 7(a)(xiii), other than expenses of an independent actuary firm, shall not in the aggregate exceed $10,000, and (C) the expenses referred to under Section 7(a)(xiii) with respect to expenses of an independent actuary firm shall not in the aggregate exceed $70,000. Upon the request of the Representatives, the Company will provide funds in advance for NASD filing fees.
(b) Subject to any right to reimbursement from the Company for such fees and expenses pursuant to the Amended and Restated Registration Rights Agreement, dated March 18, 1998, among the Company, the Selling Shareholders and the other parties named therein, the Selling Shareholders, severally and not jointly, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Shareholders and (ii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian).
(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company also shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.
(d) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of one or more Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason one or more Selling Shareholders shall be unable to perform their obligations under this Agreement, the defaulting Selling Shareholders also shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.
8.	Conditions of the Underwriters’ Obligations:
     The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders hereunder and under the Custody Documents on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Selling Shareholders of their respective obligations hereunder and under the Custody Documents and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:
(a) The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of (i) Todd Walker, General Counsel for the Company, and (ii) Percy McCraney, Deputy General Counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, substantially as set forth in Exhibit C-1 and Exhibit C-2, respectively, attached hereto;
(b) The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Jones Day, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Option Closing Time, in form and substance satisfactory to Lord, Bissell & Brook, LLP, counsel for the Underwriters, substantially as set forth in Exhibit D attached hereto.
(c) Each Selling Shareholder shall furnish to the Underwriters at the Closing Time and each Option Selling Shareholder shall furnish to the Underwriters on each Option Closing Time an opinion of counsel for such Selling Shareholders reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the Closing Time and each Option Closing Time, in form and substance satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, substantially as set forth in Exhibit E attached hereto;
(d) The Representatives shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Option Closing Time, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the financial statements of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.
          In the event that the letters referred to above set forth any change in the capital stock, increase in long-term debt or any decreases in shareholders’ equity, operating income or net income of the Company, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.
(e) The Representatives shall have received at the Closing Time and on each Option Closing Time, the favorable opinion of Lord, Bissell & Brook LLP, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.
(f) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to its filing.
(g) Prior to the Closing Time or each Option Closing Time, as applicable, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement or any amendment thereto, in each case as of their respective effective dates, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package, and any amendment or supplement thereto, as of the applicable filing dates and at the Closing Time and each Option Closing Time, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
(i) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, there shall not have been any Material Adverse Change, and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.
(j) The required filings with respect to the Shares shall have been made with the Nasdaq Stock Market LLC.
(k) The NASD shall have confirmed in writing that it has decided to raise no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and shall not have raised any such objection after the date of such confirmation.
(l) The Representatives shall have received lock-up agreements from each officer, director and Selling Shareholder, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect; provided, however, that the letter to be furnished by Arthur L. Hunt, Executive Vice President of the Company, shall terminate on the date of his retirement from the Company.
(m) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of the Company signed by its Chief Executive Officer and Chief Financial Officer, to the effect that:
(i)	the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii)	no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and

(iii)	subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the

Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has or could be likely to have a Material Adverse Effect.
(n) Each Selling Shareholder will, at the Closing Time, and each Option Selling Shareholder will, on each Option Closing Time, acting through an Attorney, deliver to the Underwriters a certificate, to the effect that:
(i)	the representations and warranties of such Selling Shareholder set forth in this Agreement and in the Custody Documents are true and correct as of such date; and

(ii)	such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Documents at or prior to the date hereof.
(o) The Company and the Selling Shareholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein and in the Custody Documents, and the performance by the Company and the Selling Shareholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.
9.	Termination:
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq Stock Market LLC, or if trading generally on the New York Stock Exchange or on the Nasdaq Global Select Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the ratings of the Company or its Subsidiaries by A.M. Best Company, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company and its Subsidiaries taken as a whole, or (vii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States.
     If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed in writing by facsimile.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Shareholders shall be unable to comply in all material respects with any of the terms of this Agreement, neither the Company nor any Selling Shareholder shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.
10.	Increase in Underwriters’ Commitments:
     If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
11.	Indemnity and Contribution by the Company, the Selling Shareholders and the Underwriters:
(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus identified in Schedule III hereto or the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) any omission or alleged omission to state a material fact required to be stated in any such Issuer Free Writing Prospectus, Prospectus or any Application or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement, Prospectus or Application or concerning the Selling Shareholders and furnished by or on behalf of the Selling Shareholders; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, expenses, liabilities, damages or claims purchased the Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, expenses, liabilities, damages or claims, unless such failure is the result of noncompliance by the Company in furnishing copies of the Prospectus (or amendments or supplements thereto) pursuant to Section 5(c) hereof. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability which the Company may otherwise have.
(b) Each Selling Shareholder, severally and jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any failure on the part of such Selling Shareholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus identified in Schedule III hereto, or the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or any Application, (C) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission to state a material fact required to be stated in any such Issuer Free Writing Prospectus, Prospectus or any Application or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; but only insofar as any such loss, expense, liability, damage or claim under subsections (B), (C) and (D) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Shareholder to the Company expressly for use in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Shareholder to reimburse the Underwriters for any amount in excess of the gross sale price of the Shares sold by such Selling Shareholder pursuant to this Agreement. The information with respect to such Selling Shareholder in the Prospectus under the caption “Principal and Selling Shareholders—Selling Shareholders” (other than the information with respect to the Selling Shareholder’s percentage ownership of the Company’s outstanding Common Stock) constitutes the only information furnished by or on behalf of such Selling Shareholder for the purposes of Section 3(m), Section 4(g) and this Section 11. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have.

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Shareholder pursuant to subsection (a) or the first paragraph of this subsection (b) above, such Underwriter shall promptly notify the Company or such Selling Shareholder, as applicable, in writing of the institution of such action, and the Company or such Selling Shareholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Shareholder, as applicable, will not relieve the Company or such Selling Shareholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Shareholder, as applicable, in connection with the defense of such action, or the Company or such Selling Shareholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Shareholder, as applicable, (in which case neither the Company nor such Selling Shareholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Shareholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Shareholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Shareholder shall be liable for any settlement of any such claim or action effected without its consent.
‘
(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Shareholder, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Shareholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in (i) the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), (ii) any Issuer Free Writing Prospectus identified in Schedule III hereto, (iii) the Prospectus, or (iv) any Application, (B) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, or necessary to make such information not misleading, or (C) any omission or alleged omission to state a material fact in connection with such information required to be stated in any Issuer Free Writing Prospectus,

Prospectus or any Application or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, no Underwriter shall be liable for any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. The information in the table listing the Underwriters and the number of shares each has agreed to purchase and the concession and reallowance figures appearing in the fourth paragraph and the statements set forth in the ninth, eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Sections 3(m) and 3(n) and this Section 11. The indemnity agreement set forth in this Section 11(c) shall be in addition to any liabilities that such Underwriters may otherwise have.
     If any action is brought against the Company, any Selling Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Shareholder or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.
(d) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Shareholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(e) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Shareholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Shareholder from the sale of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.
     12. Survival:
     The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Shareholders or any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

13.	Duties:
     Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations (or failure to perform such duties or obligations) with respect to the Shares as are specifically set forth in this Agreement. Each of the Company and the Selling Shareholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Shareholders or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that the several Underwriters have no obligation to disclose any of such interests. The Company and each of the Selling Shareholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
14.	Notices:
     Except as otherwise provided herein, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be delivered or sent by mail or facsimile transmission in care of Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; facsimile number 703-469-1131; if to the Company, shall be delivered or sent by mail or facsimile transmission to the offices of the Company at 2301 Highway 190 West, DeRidder, Louisiana 70634; Attention: C. Allen Bradley, Jr.; facsimile number (337) 463-7298 with a copy to Jones Day at 2727 N. Harwood Street, Dallas, Texas 75201; Attention: James E. O’Bannon; facsimile number (214) 969-5100; or if to a Selling Shareholder, shall be delivered or sent by mail or facsimile transmission in care of Todd Walker, 2301 Highway 190 West, DeRidder, Louisiana 70634, facsimile number (337) 463-7298.

15.	Governing Law; Headings:
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
16.	Parties at Interest:
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
17.	Counterparts and Facsimile Signatures:
     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.
[Remainder of page left intentionally blank]

     If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

AMERISAFE, INC.

By:
By: C. Allen Bradley, Jr.
Title: Chairman of the Board, President and Chief Executive Officer

WELSH, CARSON, ANDERSON & STOWE VII, L.P.

WCAS HEALTHCARE PARTNERS, L.P.

ABBOT CAPITAL 1330 INVESTORS I

NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: [Insert Name of Attorney-in-Fact]

Attorney-in-Fact for each of the entities listed above

RUSSELL L. CARSON

THE BRUCE K. ANDERSON 2004 IRREVOCABLE TRUST

THOMAS E. MCINERNEY

PAUL B. QUEALLY

JILL HANAU

ROBERT A. MINICUCCI

ANTHONY DE NICOLA

By: [Insert Name of Attorney-in-Fact]

Attorney-in-Fact for each of the individuals listed above
Accepted and agreed to as
of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, LLC
SUNTRUST CAPITAL MARKETS, INC.
COCHRAN CARONIA WALLER SECURITIES LLC
As Representatives of the other
Underwriters named on Schedule II hereto.

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Name: James R. Kleeblatt
Title: Senior Managing Director

36